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EXHIBIT 3


                      CALLAHAN, JOHNSTON & ASSOCIATES, LLC
                  Certified Public Accountants and Consultants
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November 27, 2002



Mr. Robert Hodge
Satellite Enterprises Corp.
  (f/k/a GreenVolt Power Corp.)
20 Varcrest Place N.W.
Calgary, Alberta, Canada T3A 0B9

Dear Mr. Hodge:

We have reviewed the Form 8-K filing prepared by Satellite Enterprises Corp. relating to our retention to audit the financial statements of Satellite Enterprises Corp. for 2002 and to reaudit the 2001 financial statements. We are in agreement with this filing.

Sincerely,
CALLAHAN, JOHNSTON & ASSOCIATES, LLC


/S/ SCOTT M. CALLAHAN
Scott M. Callahan
Certified Public Accountant